      As filed with the Securities and Exchange Commission on May 14, 2004
                                                      Registration No. 333-58778

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         AMERICAN ITALIAN PASTA COMPANY
             (Exact name of registrant as specified in its charter)

        Delaware                                           84-1032368
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                        4100 N. Mulberry Drive, Suite 200
                           Kansas City, Missouri 64116
          (Address, including zip code, of Principal Executive Offices)

            AMERICAN ITALIAN PASTA COMPANY 2000 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                               Timothy S. Webster
                      President and Chief Executive Officer
                         American Italian Pasta Company
                        4100 N. Mulberry Drive, Suite 200
                           Kansas City, Missouri 64116
                                 (816) 584-5000
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               James M. Ash, Esq.
                       Blackwell Sanders Peper Martin LLP
                               Two Pershing Square
                          2300 Main Street, Suite 1000
                           Kansas City, Missouri 64108
                                 (816) 983-8000

This Post-Effective Amendment No. 1 is being filed to reflect that this
Registration Statement, which registers 1,000,000 shares of Class A Convertible
Common Stock, par value $.001 per share, including a preferred stock purchase right attached to each share, shall be deemed to include any additional shares which may be issued under the 2000 Equity Incentive Plan as a result of a stock split or stock dividend or other anti-dilution provision.

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 is being filed to reflect that this
Registration Statement, which registers 1,000,000 shares of Class A Convertible
Common Stock, par value $.001 per share, including a preferred stock purchase right attached to each share, shall be deemed to include any additional shares which may be issued under the 2000 Equity Incentive Plan as a result of a stock split or stock dividend or other anti-dilution provision.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission are incorporated by reference:

         (a)      The Company's Annual Report on Form 10-K for the fiscal year ended October 3, 2003, filed with the Commission on December
                  30, 2003.

         (b)      The Company's Quarterly Report on Form 10-Q for the quarter ended January 2, 2004, filed with the Commission on February
                  17, 2004 and the Quarterly Report for the quarter ended April
                  2, 2004 filed with the Commission on May 14, 2004.

         (c)      The Company's Form 8-K filed with the Commission on January
                  13, 2004.

         (d)      The description of the Company's Common Stock contained in the
                  Company's Registration Statement on Form 8-A12B, filed with the Commission on September 22, 1997 (File No. 001-13403), the
                  description of the preferred stock purchase rights set forth in the Registration Statement on Form 8-A12B, filed with the
                  Commission on December 14, 1998 (File No. 001-13403) and
                  including any further amendment or report filed for the
                  purpose of updating such descriptions.

         All documents subsequently filed by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 8:   Exhibits

Exhibit Number                              Document

4.1  The specimen certificate representing the Company's Class A Convertible
     Common Stock, par value $0.001 per share, which is attached as Exhibit 4.1 to the Company's registration statement on Form S-1, as amended (Commission
     File No. 333-32827) (the "IPO Registration Statement"), is incorporated by reference herein as Exhibit 4.1.

4.2  The specimen certificate representing the Company's Class B Convertible
     Common Stock, par value $0.001 per share, which is attached as Exhibit 4.2 to the IPO Registration Statement, is incorporated by reference herein as
     Exhibit 4.2.

4.3  Section 7.1 of the Company's amended and restated Certificate of
     Incorporation, dated October 7, 1997, which is attached as Exhibit 3.1 to the IPO Registration Statement, is incorporated by reference herein as
     Exhibit 4.3.

4.4  Article II of the Company's amended and restated Bylaws, dated October 7,
     1997, which is attached as Exhibit 3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.4.

4.5  Sections 1, 2, 3, 4 of Article III of the Company's amended and restated
     Bylaws, dated October 7, 1997, which is attached as Exhibit 3.2 to the IPO
     Registration Statement, is incorporated by reference herein as Exhibit 4.5.

4.6  Article VII of the Company's amended and restated Bylaws, dated October 7,
     1997, which is attached as Exhibit 3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.6.

4.7  Article IX of the Company's amended and restated Bylaws dated October 7,
     1997, which is attached as Exhibit 3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.7.

4.8  Shareholder Rights Agreement, dated December 3, 1998, between American
     Italian Pasta Company and UMB Bank, N.A. as Rights Agent, which is attached as Exhibit 1 to the Company's Registration Statement dated December 14,
     1998 on Form 8-A12B (Commission File No. 001-13403), is incorporated by reference herein as Exhibit 4.8.

4.9  Certificate and First Amendment to Rights Agreement, which is attached as
     Exhibit 4 to the Company's Form 8-K filed on January 6, 2003, is incorporated by reference herein as Exhibit 4.9.

4.10 American Italian Pasta Company 2000 Equity Incentive Plan, as amended, which is attached as Exhibit 10.1 to the Company's quarterly report on Form
     10-Q for the quarter ended April 2, 2004, is incorporated by reference herein as Exhibit 4.10.

5.1  Opinion of Blackwell Sanders Peper Martin LLP, counsel to the Company, including consent (previously filed)

23.1 Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5.1)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 14, 2004.

                            AMERICAN ITALIAN PASTA COMPANY

                            By:      /s/ Timothy S. Webster
                               -------------------------------------------------
                                     Timothy S. Webster
                                     President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

               Signature                                    Title                                   Date

     /s/ Timothy S. Webster                          Director, President,                       May 14, 2004
------------------------------------               Chief Executive Officer
          Timothy S. Webster                    (Principal Executive Officer)

     /s/ Warren B. Schmidgall                 Executive Vice President and Chief                May 14, 2004
------------------------------------                Financial Officer
         Warren B. Schmidgall                     (Principal Financial and
                                                    Accounting Officer)

                  *                           Chairman of the Board of Directors                May 14, 2004
------------------------------------
          Horst W. Schroeder

                  *                                        Director                             May 14, 2004
------------------------------------
           Robert H. Niehaus

                  *                                        Director                             May 14, 2004
------------------------------------
          Richard C. Thompson

                  *                                        Director                             May 14, 2004
------------------------------------
           Jonathan E. Baum

                                                           Director                             May 14, 2004
------------------------------------
             Tim M. Pollak

                  *                                        Director                             May 14, 2004
------------------------------------
           Mark C. Demetree

                  *                                        Director                             May 14, 2004
------------------------------------
         William R. Patterson

                                                           Director                             May 14, 2004
------------------------------------
          Terence C. O'Brien

                  *                                        Director                             May 14, 2004
------------------------------------
            James A. Heeter

*  By    /s/ Warren B. Schmidgall
     ---------------------------------------
       Warren B. Schmidgall, as attorney-in-fact

                                Index of Exhibits

Exhibit Number                              Document

4.1  The specimen certificate representing the Company's Class A Convertible
     Common Stock, par value $0.001 per share, which is attached as Exhibit 4.1 to the Company's registration statement on Form S-1, as amended (Commission file no. 333-32827) (the "IPO Registration Statement"), is incorporated by reference herein as Exhibit 4.1.

4.2  The specimen certificate representing the Company's Class B Convertible
     Common Stock, par value $0.001 per share, which is attached as Exhibit 4.2 to the IPO Registration Statement, is incorporated by reference herein as
     Exhibit 4.2.

4.3  Section 7.1 of the Company's amended and restated Certificate of
     Incorporation, dated October 7, 1997, which is attached as Exhibit 3.1 to the IPO Registration Statement, is incorporated by reference herein as
     Exhibit 4.3.

4.4  Article II of the Company's amended and restated Bylaws, dated October 7,
     1997, which is attached as Exhibit 3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.4.

4.5  Sections 1, 2, 3, 4 of Article III of the Company's amended and restated
     Bylaws, dated October 7, 1997, which is attached as Exhibit 3.2 to the IPO
     Registration Statement, is incorporated by reference herein as Exhibit 4.5.

4.6  Article VII of the Company's amended and restated Bylaws, dated October 7,
     1997, which is attached as Exhibit 3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.6.

4.7  Article IX of the Company's amended and restated Bylaws dated October 7,
     1997, which is attached as Exhibit 3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.7.

4.8  Shareholder Rights Agreement, dated December 3, 1998, between American
     Italian Pasta Company and UMB Bank, N.A. as Rights Agent, which is attached as Exhibit 1 to the Company's Registration Statement dated December 14,
     1998 on Form 8-A12B (Commission File No. 001-13403), is incorporated by reference herein as Exhibit 4.8.

4.9  Certificate and First Amendment to Rights Agreement, which is attached as
     Exhibit 4 to the Company's Form 8-K filed on January 6, 2003, is incorporated by reference herein as Exhibit 4.9.

4.10 American Italian Pasta Company 2000 Equity Incentive Plan, as amended, which is attached as Exhibit 10.1 to the Company's quarterly report on Form
     10-Q for the quarter ended April 2, 2004, is incorporated by reference herein as Exhibit 4.10.

5.1  Opinion of Blackwell Sanders Peper Martin LLP, counsel to the Company, including consent (previously filed)

23.1 Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5.1)